UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 19, 2008

GTSI Corp.
(Exact name of registrant as specified in its charter)

Delaware	0-19394	54-1248422
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2553 Dulles View Drive, #100 Herndon, Virginia	20171
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (703) 502-2000

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement

On December 19, 2008, GTSI Corp. (the “Company” or “GTSI”) and its wholly owned subsidiaries Technology Logistics, Inc., GTSI Professional Service, Inc., and GTSI Financial Services, Inc., the Lenders, and SunTrust Bank, in its capacity as Administrative Agent for the Lenders executed a Fifth Amendment to the Company’s Credit Facilities Agreement, dated as of June 2, 2006, as amended (the “Credit Agreement”).

The Fifth Amendment revised several provisions of the Credit Agreement contained in the Definitions and Restricted Payment and Purchases sections. The revised Section 8.4 allows the Company prior to February 15, 2009 to repurchase its common stock in an amount not to exceed $5,000,000, subject to specific terms and conditions. The Amendment also redefines the “Fixed Charge Coverage Ratio” to exclude the funds used to repurchase common stock, and to make other adjustments. In exchange for these financial covenant accommodations the Company agreed to make a one-time amendment fee payment to the Lenders in an aggregate amount of $202,500 (equal to 0.15% of each Lender’s portion of the Revolving Loan Commitment).

The foregoing does not constitute a complete summary of the terms of these amendments, and reference is made to the complete text of the Amendment which is attached hereto as Exhibit 10.1.

Item 8.01 Other Events

Effective December 19, 2008, the GTSI Board of Directors (the “Board”) authorized a program for the periodic purchase of GTSI common stock over the next 24 month period in an aggregate amount not to exceed two million shares. GTSI’s repurchase of shares may be conducted from time to time as GTSI’s chief executive officer or chief financial officer may determine in open market transaction or privately negotiated transactions. Such stock repurchase program is subject to applicable legal requirements, GTSI’s Credit Agreement, including the restrictions therein on repurchasing GTSI common stock (see Item 1.01 above), quarterly reporting to the Board of any stock repurchased; and prior approval by the Board for any Company’s use of the repurchased shares. The repurchase program does not obligate GTSI to acquire any particular number of shares. In addition, if any shares are purchased in open market transaction, such purchases would not occur until after GTSI has publicly disclosed in 2009 its results of operations for the fiscal year ending December 31, 2008. As of December 22, 2008, GTSI had 9,791,273 shares outstanding and the GTSI per share closing price was $5.89.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

10.1	Fifth Amendment to Credit Agreement dated as of December 19, 2008 between GTSI Corp., the Lenders, the other Borrower Parties, and SunTrust Bank.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GTSI Corp.

By: /s/ Peter Whitfield
Peter Whitfield
Senior Vice President and CFO

Date: December 23, 2008

EXHIBIT INDEX

Exhibit
No.	Description

10.1	Fifth Amendment to Credit Agreement dated as of December 19, 2008 between GTSI Corp., the Lenders, the other Borrower Parties, and SunTrust Bank.